Exhibit 99.1

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InvestorRelations@PeakResorts.com

For Immediate Release

Peak Resorts Announces Reinstatement of Quarterly Cash Dividend

Wildwood, Missouri, February 16, 2017 – Peak Resorts, Inc. (NASDAQ:SKIS), a leading owner and operator of high-quality, individually branded ski resorts, today announced that its Board of Directors has approved the reinstatement of a quarterly cash dividend of $0.07 per share on its outstanding common stock, or $0.28 per share on an annualized basis. The cash dividend is payable on March 13, 2017, to common shareholders of record as of February 27, 2017. Future dividend declarations are subject to approval of the Company’s Board of Directors and compliance with its loan covenants.

In announcing the reinstatement of a regular quarterly dividend, Tim Boyd, President and CEO, said, "The 2016/2017 ski season is off to a strong start.  Key performance indicators, including skier visits and season pass sales, are trending above 2015/2016 levels. The first full year of Hunter results confirm this was a highly strategic and accretive acquisition for Peak.”

“As a result of the aforementioned, Peak is back in compliance with its debt covenants and can resume paying a dividend to common shareholders once our fiscal third-quarter results are announced,” added Stephen Mueller, CFO. “Peak management and the Board feel it is prudent to reinstate the dividend at a level that provides a favorable yield to shareholders, is well funded in a   range of weather scenarios, and affords the company internally generated growth capital.

“Following extensive analysis of the impact historically poor weather seasons can have on our operations, the new dividend rate should provide the necessary capital to return to shareholders while positioning Peak for future growth opportunities,” continued Mueller. “Further, the company expects to generate excess free cash flow above the base dividend in most years. The priority for those cash flows, subject to Board discretion, are first, to grow the company through accretive acquisitions and redevelopment, second, to improve capital structure, and third, to return capital to our shareholders. The company expects this total return approach, which encompasses a base dividend, capital appreciation via deploying excess free cash flow, and potential return of capital, will provide solid returns for our shareholders.”

The company expects to exit the ski season in a solid cash position as a result of the strong season, release of EB-5 funds, and the Summer Road preferred stock transaction.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company currently operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills' premier winter resort destination.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts), Twitter or Instagram for resort updates.

Forward Looking Statements

This news release contains forward-looking statements including statements regarding the future outlook and performance of Peak Resorts, Inc., and other statements based on current management expectations, estimates and projections. These statements are subject to a variety of risks and uncertainties, are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, without limitation, those discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2016, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  The forward-looking statements included in this news release are only made as of the date of this release, and Peak Resorts disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.